UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2007

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33253	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 1, Ladson, SC		29456
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (843) 740-7015

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 23, 2007, the U.S. Marine Corps awarded a Delivery Order under Contract Agreement No. M67854-07-D-5031 for 1,000 Mine Resistant Ambush Protected (MRAP) vehicles for consideration of approximately $490,000,000.

Under the terms of the contract we will supply 300 Category I Cougar 4x4 and 700 Category II Cougar 6x6 vehicles. We intend to manufacture the vehicles in Ladson, SC; Charlotte, MI; Kings Point, NC; Sealy, TX; and by General Dynamics Land Systems in Lima, OH.

The foregoing description of the terms and conditions of the Contract Agreement is qualified in its entirety by, and made subject to, the more complete information set forth in the Contract Agreement, filed as exhibit 10.1 to Form 8-K filed February 5, 2007 and incorporated herewith.

This report contains forward-looking statements that involve risks and uncertainties, including, without limitation, statements concerning our business and possible or assumed future results of operations. We generally use words such as “believe,” “may,” “could,” “will,” “intend,” “expect,” “anticipate,” “plan,” and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to raise capital when necessary; availability of parts and raw materials for our products; continued customer acceptance of our products; ongoing success of our research and development efforts; competition in our markets and industry segments; greater than expected costs; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)
Date April 27, 2007
	By:	/s/ Gordon McGilton
Gordon McGilton
Chief Executive Officer